UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2009

United Security Bancshares, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-14549	63-0843362
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

131 West Front Street

Post Office Box 249

Thomasville, Alabama 36784

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (334) 636-5424

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

As previously disclosed, First United Security Bank (the “Bank”), a subsidiary of United Security Bancshares, Inc. (the “Company”), was informed by letter dated September 30, 2008 that the U.S. Department of Justice (the “DOJ”) had authorized the filing of a complaint in the United States District Court for the Southern District of Alabama (the “Court”) against the Bank alleging certain violations of the Fair Housing Act and the Equal Credit Opportunity Act. The alleged violations related to lending practices affecting African-American borrowers. Although the Company and the Bank have at all times asserted that the Bank’s lending practices have complied with all applicable laws, the Bank has cooperated fully and engaged in active discussions with the DOJ in an effort to resolve this matter.

On September 30, 2009, the DOJ filed a civil complaint and an Agreed Order for Resolution (the “Consent Order”) with the Court, effectively resolving this matter. Pursuant to the Consent Order, the Bank agreed, among other things, to revise the standardization of its mortgage loan pricing policies, compensate certain borrowers, adopt marketing, consumer education and outreach initiatives to promote its products and services in African-American communities, open or acquire a branch in an African-American neighborhood in west central Alabama and provide subsidies totaling $500,000 to support new loans for homes and small businesses in these areas. The Consent Order remains subject to approval by the Court.

A copy of the Company’s press release, dated September 30, 2009, issued in connection with the Consent Order and the resolution of this matter, is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Exhibit
99.1	Press Release dated September 30, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 2, 2009	UNITED SECURITY BANCSHARES, INC.

	By:	/s/ Robert Steen
	Name:	Robert Steen
Vice President and Treasurer, Principal Financial Officer and Principal Accounting Officer

INDEX TO EXHIBITS

Exhibit Number	Exhibit
99.1	Press Release dated September 30, 2009